Exhibit 99.1


Varian Medical Systems to Acquire Zmed, Inc.; Acquisition to Add
Products for Image Guided Radiotherapy and Stereotactic Radiation
Treatments

    PALO ALTO, Calif.--(BUSINESS WIRE)--Oct. 13, 2003--Varian Medical Systems, Inc. (NYSE:VAR) today announced an agreement to acquire Zmed, Inc., a privately-held and rapidly-growing supplier of radiation oncology software and accessories for ultrasound-based, image-guided radiotherapy (IGRT), stereotactic radiation treatments, and image management. Varian Medical Systems will pay approximately $35.5 million in cash for the business, subject to certain adjustments.
    "This acquisition will add elegant 3D ultrasound imaging capabilities to Varian Medical Systems' image-guided radiotherapy products," said Dick Levy, CEO and Chairman of Varian Medical Systems. "It also makes it possible for Varian to offer radiation oncology departments a new line of stereotactic positioning accessories and planning software for treating patients with ultra-precise, hypofractionated radiotherapy or radiosurgery. We are continuing to enhance the versatility and capability of Varian's integrated radiation oncology system."
    The acquisition also includes Zmed's line of servers and software for storing, accessing, transferring and reviewing patients' diagnostic images among medical professionals and support staff via local networks and the Internet. "We expect this to be a significant enhancement to the image management function, particularly within our VARiS Vision software product," Levy said.
    Varian expects the acquisition will add annualized revenues of $16 million to $18 million in the first year and be neutral to slightly accretive to earnings for the company.
    "We are hopeful that our worldwide sales and service network will lead to faster adoption of Zmed's already successful products and technology," said Levy. Zmed revenues have grown at about 60 percent per year for each of the last three years. It has systems at more than 110 customer sites.
    "Becoming part of Varian Medical Systems, enables us to integrate Zmed technology into the world's most comprehensive radiation oncology systems," said Marc Buntaine, president and CEO of Zmed. "We are extending our reach through a global sales and service network so that we can make better technology available to more patients sooner. I can't see a faster or better way to commercialize our technology."
    Zmed and its approximately 30 employees will continue to operate from its base near Boston, Massachusetts under the direction of Buntaine. It will be a part of Varian's Oncology Systems' business segment. The transaction is expected to be closed by the middle of November and is not subject to any pre-closing regulatory filings.

    Varian Medical Systems, Inc. (NYSE:VAR) of Palo Alto, California, is the world's leading manufacturer of integrated radiotherapy systems for cancer treatment as well as X-ray tubes and flat-panel sensors for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 2,800 people and reported sales of $883 million in its most recent fiscal year ended September 27, 2002. For more information, visit www.varian.com.

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    Forward Looking Statements:

    Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry and market outlook, including market acceptance of or transition to products or technology for image acquisition and management, ultrasound imaging and patient positioning, stereotactic radiotherapy and stereotactic radiosurgery, and the outlook for certain geographic regions and markets; growth drivers; our orders, sales, backlog, or earnings growth; future financial results and any statements using the terms "will," "possible," "hopeful," "enables," "approximately," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the successful finalization of the acquisition; the ability to integrate the operations of Zmed into Varian and their products into Varian systems, the ability to retain the services of key Zmed management and technical personnel; demand for our products; our ability to develop and commercialize new products; the impact of competitive products and pricing; our ability to maintain or increase operating margins; our ability to protect our intellectual property; the risk of operations interruptions due to events beyond our control; and the other risks listed from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

    CONTACT: Varian Medical Systems
             Spencer Sias, 650-424-5782
             spencer.sias@varian.com
                 or
             Zmed, Inc.
             Marc Buntaine, 508-231-5055
             marc@zmed.com